Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE	MAY 3, 2004

SYKES ENTERPRISES, INCORPORATED REPORTS FIRST
QUARTER 2004 FINANCIAL RESULTS

TAMPA, FL – MAY 3, 2004 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, today announced financial results for the first quarter of 2004, highlights of which are as follows:

•	Total revenues increased 3.2% to $121.0 million in the first quarter of 2004 from $117.3 million in the same period last year

•	EPS of $0.01, including a $0.04 gain on sale of facility; pro forma EPS loss of $(0.02) excludes the facility gain and termination costs of ($0.01)

•	Addition of approximately 1,600 customer contact management seats offshore since year-end 2003

•	End of period cash & cash equivalents of $84.1 million

“We continue to post attractive revenue increases in our offshore operations, validating our business strategy and value proposition to clients. Further, we are pleased with our EMEA operations as they continue to deliver improving operating results on a comparative basis. Several factors continue to weigh on U.S. revenues and margins, however, including the continued migration of one of our largest client’s call volumes offshore, duplicative costs associated with the U.S. centers affected by this client, and volume declines related to certain client program reductions,” stated John H. Sykes, Chairman and CEO of Sykes Enterprises, Incorporated. “We are intensely focused on working with our client to complete this migration of call volumes offshore, thus allowing us to focus fully on enhancing the performance of our operations and exit 2004 with the prospect of a five-percent operating margin. Our outlook backs this sentiment, and we believe this migration should lay the foundation for improving results.”

Operating Performance by Segment

Americas

On a geographic basis, revenues from the Company’s clients in the Americas segment, including operations in North America and offshore (Latin America, India and the Asia Pacific Rim), were down 2.1% to $75.2 million, or 62.2% of total revenues, for the first quarter of 2004. This compared to revenues of $76.8 million, or 65.5% of total revenues, for the prior year period. The decline reflects the continued client-driven migration of call volumes from the U.S. to SYKES’ offshore operations (each offshore seat generates roughly half the dollar equivalence of a U.S. seat), the ramp down of a technology client at the end of the first quarter of 2003, which benefited first quarter revenues last year, and the reduction of call

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 • 800 • TO • SYKES
http://www.sykes.com

EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

volumes in the technology and communications verticals due to phase-out of certain customer support programs. Sequentially, the Americas revenues declined 8.5% from $82.2 million to $75.2 million primarily due to the client-driven migration of call volumes offshore and the volume reductions noted above.

The Americas operating margin for the first quarter of 2004 was 4.5%, or 0.7% on a pro forma basis, excluding the gain on the facility sale (See “Reconciliation of Segment Pro Forma Operating Profit” table), compared to 7.0% in the first quarter of 2003. The decline in the Americas operating margin was primarily attributable to higher costs associated with the build-out offshore and the migration of a leading U.S.-based client offshore, as well as certain duplicative costs as the Company simultaneously ramps-down centers related to this client in the U.S. While the Company has experienced a reduction in U.S. site G&A expenses as a result of the center closures, the higher costs associated with the continued offshore expansion and call volume migration have offset the reductions.

Americas

	Three Months Ended
	March 31,	March 31,	Dollar	Percentage
	2004	2003	Change	Change
	(in thousands)
Revenues	$75,261	$76,836	$(1,575)	-2.1%
Operating Income	3,373	5,401	$(2,028)	-37.5%
Operating Margin	4.5%	7.0%
Pro Forma Operating Income *	502	—
Pro Forma Operating Margin *	0.7%	—

* See reconciliation table

To support the migration of call volumes and meet new client demand, the Company added approximately 1,600 customer contact management seats in the Philippines during the first quarter of 2004. The Company expects to add approximately 1,400 more seats through the first-half of 2004 to meet client demand.

EMEA

Revenues from the Company’s Europe, Middle East and Africa (EMEA) segment rose 13.2% to $45.8 million, representing 37.8% of SYKES’ total revenues for the first quarter of 2004 compared to $40.5 million, or 34.5%, in the prior year. Similar to recent quarters, SYKES’ first quarter 2004 EMEA revenues experienced a $6.5 million benefit from the stronger Euro compared with the same period of the prior year. Excluding this foreign currency benefit, EMEA revenues would have declined $1.2 million on a year-over-year basis, reflecting continued softness in customer call volumes and still somewhat protracted, albeit improving, sales cycles. Sequentially, EMEA revenues were up 8.9% to $45.8 million, helped by favorable foreign currency benefits of $2.2 million and slightly better call volumes.

The operating margin for EMEA in the first quarter of 2004 was 2.5%, or 4.2% on a pro forma basis (See “Reconciliation of Segment Pro Forma Operating Profit” table), compared to 1.0% in the prior year period. The year-over-year margin improvement was primarily attributable to the Company’s focused efforts to realign EMEA’s cost structure with current business levels. On a pro forma basis, first quarter 2004 operating margin excludes termination costs associated with the closure of several underutilized customer contact management centers that will extend through the second quarter of 2004.

EMEA

	Three Months Ended
	March 31,	March 31,	Dollar	Percentage
	2004	2003	Change	Change
	(in thousands)
Revenues	$45,782	$40,450	$5,332	13.2%
Operating Income	1,154	418	$736	176.1%
Operating Margin	2.5%	1.0%
Pro Forma Operating Income *	1,917	—
Pro Forma Operating Margin *	4.2%	—

Corporate Costs, Other Income and Taxes

Corporate costs declined 7.8% in the first quarter of 2004 to $5.4 million compared to $5.9 million in the prior year period. The decline was primarily attributable to a reduction in insurance costs and depreciation, partially offset by higher compliance costs.

Other income for the first quarter of 2004 rose to $1.2 million compared to $0.3 million for the same period in the prior year. The year-over-year increase was primarily attributable to favorable foreign currency translations and higher net interest income.

For 2004, the Company anticipates an effective tax rate of 25.5%, which declined from 34.0% in the prior year period owing to a shift in the income mix from higher to lower tax jurisdictions.

Net income for the first quarter of 2004 totaled just over $0.2 million, or $0.01 per diluted share, compared to just under $0.2 million, or breakeven per share for the prior year quarter. First quarter 2004 results included a pre-tax gain of $2.9 million, or $0.04 per share on an after tax basis, primarily related to the sale of a customer contact management center. In addition, the Company incurred termination costs of approximately ($0.8) million on a pre-tax basis, or ($0.01) on an after-tax basis, associated with the closure of underutilized customer contact management centers in EMEA. Excluding the gain on sale and termination costs, the Company incurred a pro forma net loss of under ($1.0) million, or ($0.02) per share, for the first quarter of 2004 (See “Reconciliation of Pro Forma Results” table).

Liquidity and Capital Resources

The Company’s balance sheet at March 31, 2004 remained strong with cash and cash equivalents of $84.1 million and no outstanding debt. Approximately $69 million of the Company’s March 31st cash balance was held in international operations and may be subject to additional taxes if repatriated to the U.S. The Company intends to reinvest this cash into its international operations. For the three months ended March 31, 2004, the Company generated approximately $0.8 million in cash flow from operations. Days sales outstanding were down sequentially from the prior quarter by one-day to 58 days and flat versus the same quarter last year.

During the first quarter of 2004, SYKES signed a new $50 million revolving credit facility, with the option to increase that amount to $100 million. The credit facility will be used for general corporate purposes including working capital support, share repurchases and strategic acquisitions, which could expand SYKES’ presence in targeted geographical markets and help it penetrate key vertical markets. There were no outstanding amounts under the new credit facility at end of first quarter 2004. SYKES cancelled its previous un-drawn $40 million revolving credit facility on December 31, 2003.

Business Outlook

The Company’s outlook for the second quarter and the rest of 2004 takes into consideration many factors including contract renewals, anticipated sales pipeline conversions and continued shift in call volumes to offshore as well as management’s projections relating to the pace, timing and related costs associated with the shift. For the three months ended June 30, 2004, the Company anticipates the following financial results:

•	Revenues in the range of $114 million to $119 million

•	Pro forma EPS in the range of $0.02 to a loss of ($0.03) (see “Reconciliation of 2004 Pro Forma Business Outlook”)

•	EPS in the range of $0.03 to a loss of ($0.03)

•	Expected gain on contact management center sale in the range of $0.02 to $0.03 per share

•	Termination costs of approximately ($0.02) per share

•	Capital expenditures in the range of $9 million to $12 million

For the twelve months ended December 31, 2004, the Company anticipates the following financial results:

•	Revenues in the range of $460 million to $480 million

•	Pro forma EPS in the range of $0.11 to $0.15 per diluted share (see “Reconciliation of 2004 Pro Forma Business Outlook”)

•	EPS in the range of $0.13 to $0.19 per diluted share

•	Expected gain on contact management center sale in the range of $0.05 to $0.07 per share

•	Termination costs of approximately ($0.03) per share

•	Capital expenditures in the range of $25 million to $30 million

Non-GAAP (Pro Forma) Measures

This news release contains non-GAAP financial measures including pro forma income from operations, pro forma net income and pro forma earnings per share, which are not prepared in accordance with Generally Accepted Accounting Principles (GAAP). A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, May 4, 2004 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/english/investors.asp under the heading “Investor Newsroom – Press Releases.”

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service.

Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales, order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays or higher than anticipated development costs in connection with new customer contact management centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss, addition or fluctuation in business levels with significant clients, (x) political, economic and market risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer service centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through internal growth, strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of emergency interruption of technical and customer contact management center operations, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other important factors, which are identified in SYKES’ most recent Annual Report or Form 10-K, including factors identified under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813)233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data) *
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Revenues	$121,043	$117,286
Direct salaries and related costs	(83,389)	(77,356)
General and administrative	(41,276)	(39,907)
Gain (loss) on disposal of property & equipment, net	2,741	(68)

Loss from operations	(881)	(45)
Other income	1,209	330

Income before provision for income taxes	328	285
Provision for income taxes	(84)	(97)

Net income	$244	$188

Net income per basic share	$0.01	$0.00
Shares outstanding - basic	40,216	40,368
Net income per diluted share	$0.01	$0.00
Shares outstanding - diluted	40,388	40,371

* Certain prior year balances have been reclassified to conform to the current year’s presentation.

Sykes Enterprises, Incorporated
Segment Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Revenues:
Americas	$75,261	$76,836
EMEA	45,782	40,450

Total	$121,043	$117,286

Operating Income:
Americas	$3,373	$5,401
EMEA	1,154	418

Total	4,527	5,819
Corporate G&A expenses	(5,408)	(5,864)
Other income	1,209	330
Provision for income taxes	(84)	(97)

Net income	$244	$188

Sykes Enterprises, Incorporated
Reconciliation of Pro Forma Results
(in thousands, except per share data)
(Unaudited)

	Income/(Loss)	Income/(Loss)
	from	Before	(Income Tax)/	Net Income/	Diluted
	Operations	Tax	Benefit	(Loss)	EPS
First Quarter 2004:
Results reported under U.S. GAAP	$(881)	$328	$(84)	$244	$0.01
Less special items:
Gain on sale of customer contact management center	2,871	2,871	(1,108)	1,763	$0.04
Termination costs	(763)	(763)	195	(568)	$(0.01)

Pro forma results	$(2,989)	$(1,780)	$829	$(951)	$(0.02	)(a)

Sykes Enterprises, Incorporated
Reconciliation of Segment Pro Forma Operating Income
(in thousands)
(Unaudited)

			Operating
		Operating	Income
	Revenue	Income	Margin
Americas Operating Income — First Quarter 2004:
Revenue	$75,261
Operating income reported under U.S. GAAP		$3,373	4.5%
Less special items:
Gain on sale of customer contact management center		2,871	3.8%

Pro forma results		$502	0.7%

			Operating
		Operating	Income
	Revenue	Income	Margin
EMEA Operating Income — First Quarter 2004:
Revenue	$45,782
Operating income reported under U.S. GAAP		$1,154	2.5%
Less special items:
Termination costs		763	1.7%

Pro forma results		$1,917	4.2%

Sykes Enterprises, Incorporated
Reconciliation of 2004 Pro Forma Business Outlook
(in thousands)
(Unaudited)

	Q2 2004	FY 2004
	EPS	EPS
Business Outlook — High Range:
Business Outlook under U.S. GAAP	$0.03	$0.19
Less special items:
Gain on sale of customer contact management center	0.03	0.07
Termination costs	(0.02)	(0.03)

Business Outlook under Pro forma	$0.02	$0.15

Business Outlook — Low Range:
Business Outlook under U.S. GAAP	($0.03)	$0.13
Less special items:
Gain on sale of customer contact management center	0.02	0.05
Termination costs	(0.02)	(0.03)

Business Outlook under Pro forma	($0.03)	$0.11

The schedules above provide a reconciliation of the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non-U.S. GAAP) identified in the text of the press release, which exclude special items. Pro forma results of operations are presented because the Company believes it provides the users of financial statements with an additional and useful comparison of operating performance.

(a) EPS columns may not sum to total due to rounding differences in the calculation of each EPS amount.

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets	$182,946	$186,313
Property and equipment, net	106,247	107,194
Other noncurrent assets	26,796	24,668

Total assets	$315,989	$318,175

Liabilities & shareholders’ equity
Current liabilities	$67,780	$67,809
Noncurrent liabilities	49,735	49,534
Shareholders’equity	198,474	200,832

Total liabilities & shareholders’equity	$315,989	$318,175

Sykes Enterprises, Incorporated
Supplementary Data
(Unaudited)

	Q1 2004	Q1 2003
Geographic Mix (% of Total Revenue):
Americas(1)	62.2%	65.5%
Europe, Middle East & Africa (EMEA)	37.8%	34.5%

Total	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America, India and the Asia Pacific (APAC) region. Latin America, India and APAC are include the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based companies.

	Q1 2004	Q1 2003	Q4 2003
Vertical Industry Mix (% of Total Revenue):
Communications	39%	43%	41%
Technology/Consumer	34%	36%	31%
Financial Services	8%	7%	7%
Transportation & Leisure	6%	4%	5%
Healthcare	5%	5%	8%
Other	8%	5%	8%

Total	100%	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Cash flow from operating activities:
Net income	$244	$188
Depreciation and amortization	7,901	8,862
Changes in assets and liabilities and other	(7,363)	(23,897)

Net cash provided by (used in) operating activities	$782	$(14,847)

Capital expenditures	$10,757	$3,532
Cash interest paid	$37	$142
Cash taxes paid	$2,107	$3,232